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                                                                   EXHIBIT 10.15



                        SEPARATION AGREEMENT AND RELEASE

                  This Separation Agreement and Release (the "Agreement") is entered into as of July 25, 2003, by Stefanie Sovak (the "Employee") and IPC Acquisition Corp., a Delaware corporation (the "Company") (collectively, the "Parties"), in consideration of the respective agreements and promises of the Parties contained in this Agreement. The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and are intended to be final and binding.

                  1. Resignation; Transition Services.

                           (a) The Employee agrees and confirms that, effective
as of July 21, 2003, she voluntarily resigned from her position as Senior Vice President, Business Development and Product Management, of the Company and from all other positions she then held as an officer and director of the Company and its subsidiaries and affiliates. The Employee acknowledges and agrees that, from and after July 21, 2003, she will no longer be authorized to incur any expenses, obligations or liabilities on behalf of the Company.

                           (b) The Employee agrees that, during the Transition
Period (as hereinafter defined), the Employee shall be employed by the Company in a non-officer capacity, to assist the Company, at such times and in such a manner as shall be reasonably requested by the Chief Executive Officer of the Company (the "CEO") or his designee, in (i) transitioning her duties and responsibilities to one or more individuals identified by the CEO and (ii) such other special projects as determined by the CEO or his designee. The Employee's services pursuant to this Section 1 shall be required to be performed only during normal business hours. The Employee and the Company hereby agree that the Employee's employment with the Company and its subsidiaries and affiliates shall cease on the Termination Date (as defined below). For purposes of this Agreement, the "Transition Period" shall mean that period commencing upon July 22, 2003 and ending upon the earlier of (i) April 26, 2004 and (ii) such other date determined in accordance with Section 7 hereof (the earlier of April 26, 2004 and such earlier date, the "Termination Date").

                  2. Base Compensation.

                           (a) During the Transition Period the Employee shall
be paid a base salary as follows: (i) in respect of the period beginning on the date hereof and ending on September 30, 2003 the Employee shall continue to be paid her base salary at an annual rate of $190,000 and (ii) in respect of the period beginning on October 1, 2003 and ending on April 26, 2004 the Employee will be paid a base salary at an annual rate of $100,000.

                           (b) During the Transition Period, the Employee shall
continue to participate in all employee benefit plans in which she currently participates at the same levels as in effect on July 21, 2003 and shall be eligible for the Company match, if any, under its 401(k) plan for the year ending September 30, 2003; provided, however, that, from and after July 21, 2003, the Employee shall not (i) accrue any vacation days, (ii) be paid in respect of any currently accrued and unused vacation days or (iii) receive any incentive compensation (cash or equity) from the Company or any of its affiliates. During the Transition Period, the Company shall


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reimburse the Employee for any actual out-of pocket business expenses incurred in the performances of her duties hereunder, provided that (a) such expenses were approved by the Company prior to being incurred and (b) the Employee submits to the Company reasonably detailed receipts in accordance with the Company's general policy on expense reimbursement.

                  3. Administrative Support. During the Transition Period, the Company shall make available to the Employee the use of her current administrative assistant, Linda Leone, or Ms. Leone's successor, to answer telephone calls on behalf of the Employee and to provide other administrative support reasonably requested by the Employee, in each case as currently provided to the Employee; provided, however, that the use of such assistant for such other administrative support shall not exceed 4 hours per week. During the Transition Period, the Company will maintain the Employee's current office telephone number, voicemail account and voice-mail access. The Employee shall be responsible for providing herself with any necessary office space during the Transition Period at her own expense.

                  4. Other Payments. In connection with the Employee's resignation and in consideration of the Employee's covenants herein, the Employee shall be entitled to the following payments and benefits so long as (i) she has executed and not revoked this Agreement and the Initial Release (as hereinafter defined) contained in Section 5 hereof and (ii) she is at the time of such payment not in violation of any non-competition agreement she has entered into with the Company:

                           (a) within twenty days following the execution by the
Executive of the Initial Release, the Employee shall be paid by the Company a lump-sum cash payment in the amount of $100,000; and

                           (b) the Company shall provide the Employee with up to
3 months of outplacement services with an outplacement/recruiting firm mutually agreed by the Company and the Employee, at the Company's cost.

                           (c) In the event the Employee's employment with the
Company terminates in accordance with Section 7 hereof, and so long as the Employee has executed and not revoked the Final Release (as hereinafter defined) in accordance with Section 6 hereof:

                                    (A) within twenty days following the
execution by the Employee of the Final Release, the Company shall pay the Employee a lump sum cash payment in the amount equal to the base salary that she would have been paid in respect of the period commencing on the Termination Date and ending on April 26, 2004 had she continued her employment through April 26, 2004; and

                                    (B) if the Employee elects "continuation
coverage" for medical or dental benefits pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, and Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Employee's premium payment for such coverage shall, for the period commencing on the Termination Date and ending on April 26, 2004, be equal to the rates for such coverages paid by the Employee immediately prior to the Termination Date.


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                  5. Initial Release of Claims by the Employee.

                           (a) In consideration of the Company's covenants and
the payments and benefits provided for hereunder, the sufficiency of which the Employee acknowledges, the Employee, with the intention of binding herself and her heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and each of its subsidiaries and affiliates (the "Company Affiliated Group"), their present and former officers, directors, executives, agents, attorneys and employees, and the successors, predecessors and assigns of each of the foregoing (collectively, the "Company Released Parties"), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity, including, without limitation, any and all claims (i) arising out of or in any way connected with the Employee's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary (other than in respect of the current pay-cycle) or incentive payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (v) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 ("Title VII"), the Fair Labor Standards Act, the Americans with Disabilities Act ("ADA"), ERISA, the Age Discrimination in Employment Act and any similar or analogous state statute, excepting only the rights of the Employee: (A) under this Agreement; (B) under the Non-Qualified Stock Option Agreement entered into between the Parties, dated as of April 5, 2002 and the Non-Qualified Stock Option Agreement entered into between the Parties, dated as of April 25, 2003 (collectively, the "Stock Options"); (C) under the Key Employee Stock Purchase Agreement between the Parties, dated as of July 25, 2002 and related Secured Promissory Note and Security Agreement (the "Key Employee Stock Purchase Agreement"); (D) to indemnification, if any, under the applicable corporate law, the by-laws or certificate of incorporation of the Company, or as an insured under any director's and officer's liability insurance policy now or previously in force; (E) under any "pension plan" (within the meaning of Section 3(2) of ERISA), and (F) for reimbursement of unreimbursed business expenses incurred prior to the July 21, 2003. For purposes of this Agreement, the foregoing release shall be referred to as (the "Initial Release").

                           (b) The Employee acknowledges and agrees that the
release of claims set forth in this Initial Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

                           (c) The release of claims set forth in this Initial
Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay,

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compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney's fees and expenses.

                           (d) The Employee specifically acknowledges that her
acceptance of the terms of the release of claims set forth in this Initial Release is, among other things, a specific waiver of her rights, claims and causes of action under the Age Discrimination in Employment Act, Title VII, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive.

                           (e) Other than as to rights, claims and causes of
action arising under the Age Discrimination in Employment Act, the release of claims set forth in this Initial Release shall be immediately effective upon execution by the Employee.

                           (f) As to rights, claims and causes of action arising
under the Age Discrimination in Employment Act the Employee shall have a period of 21 days to consider whether to execute this Agreement. If the Employee accepts the terms hereof and executes this Agreement, she may thereafter, for a period of 7 days following (and not including) the date of execution, revoke this Agreement as it relates to claims arising under the Age Discrimination in Employment Act. If no such revocation occurs, this Agreement shall become irrevocable in its entirety, and binding and enforceable against the Employee, on the day next following the day on which the foregoing seven-day period has elapsed.

                           (g) The Employee acknowledges and agrees that she has
not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

                  6. Final Release; Exercisability of Options. As a condition precedent to the Employee receiving the payments and benefits set forth in
Section 4(b) above, the Employee shall, at the close of business on the Termination Date, execute the general release attached hereto as Exhibit A (the "Final Release"). Notwithstanding anything to the contrary contained in this or any other Agreement, in the event the Employee fails to execute the Final Release or executes but revokes the Final Release, the Stock Options shall automatically terminate.

                  7. Early Termination. In the event the Employee becomes employed by, or otherwise provides services in any capacity to, any entity or business other than the Company [that unreasonably interferes with the Employee's duties hereunder], the Transition Period and the Employee's employment with the Company shall immediately terminate. The Employee shall inform the Company of any employment or services provided to any entity or business other than the Company prior to the Termination Date and shall provide the Company with such information relating thereto as it shall reasonably request.

                  8. Return of Company Property. The Employee agrees that she has returned, or promptly after the date hereof shall return, to the Company all documents, files, and other property of any kind belonging to the Company (and all copies thereof); provided, however, that

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the Employee may keep the Company-provided laptop computer (the "Computer")
currently in her possession; provided, further, however, that the Employee shall deliver the Computer to the Company within 5 days following the date hereof in order for the Company to remove all Company-related information from it, after which time the Computer shall be returned to the Employee.

                  9. Employee References. In the event that the Company is asked to provide a reference on the Employee's behalf prior to the end of the Transition Period, the Company shall confirm that the Employee is an employee of the Company in good standing. In the event that the Company is asked to provide a reference on the Employee's behalf following the Transition Period, the Company shall confirm (a) the Employee's dates of employment, (b) the Employee's date of resignation as an officer and her Termination Date and (c) that the Employee was an employee in good standing during the entirety of her employment with the Company.

                  10. Notices. Any notice required or desired to be delivered hereunder shall be in writing and shall be delivered personally, by courier service, by certified mail, return receipt requested, or by fax, and shall be effective when actually delivered to the Party to whom such notice shall be directed, and shall be addressed as follows (or to such other address as the Party entitled to notice shall hereafter designate in accordance with the terms hereof):

                                   If to the Company:
                                   IPC Acquisition Corp.
                                   88 Pine Street, Wall Street Plaza
                                   New York, NY 10005
                                   Attention:  John McSherry. Esq.
                                   Fax:  (212) 344-5106

                                   If to the Employee:
                                   Stefanie Sovak
                                   154 Hudson Street
                                   Cornwall-on-Hudson, NY 12520
                                   Fax: ___________________



                  11. Legal Fees. The Company shall reimburse the Employee in an amount not to exceed $2,500 for her legal fees incurred in connection with the negotiation and review of this Agreement.

                  12. Withholding. The Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld.

                  13. Complete Agreement. This Agreement constitutes the complete agreement of the Parties and shall supersede all agreements between the Parties to the extent they relate in any way to the employment, termination of employment, compensation and employee

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benefits of the Employee, other than the Stock Options and the Key Employee
Stock Purchase Agreement.

                  14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  15. Successors. This Agreement shall be binding upon any and all successors and assigns of the Employee and the Company.

                  16. Governing Law. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.



                            [signature page follows]

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                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties, all as of the date first above written.



                                        IPC Acquisition Corp.




/s/  STEFANIE SOVAK                     /s/ JOHN MCSHERRY
-------------------------------         -------------------------------
Stefanie Sovak                          By: John McSherry
                                        Its: General Counsel, Secretary

Dated:  July 25, 2003                   Dated:  July 25, 2003
        -----------------------                 -----------------------

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                                 GENERAL RELEASE

1. General Release.

         In consideration of the payments to be made and benefits provided to Stefanie Sovak (the "Employee") as set forth in the Separation Agreement and Release entered into between the IPC Acquisition Corp. (the "Company"), dated as of July 25, 2003 (the "Separation Agreement"), the Employee with the intention of binding herself and her heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and each of its subsidiaries and affiliates (the "Company Affiliated Group"), their present and former officers, directors, executives, agents, attorneys and employees, and the successors, predecessors and assigns of each of the foregoing (collectively, the "Company Released Parties"), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity, including, without limitation, any and all claims (i) arising out of or in any way connected with the Employee's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (v) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 ("Title VII"), the Fair Labor Standards Act, the Americans with Disabilities Act ("ADA"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Age Discrimination in Employment Act ("ADEA") and any similar or analogous state or local statute, excepting only the rights of the Employee: (A) under the Separation Agreement, (B) under the Non-Qualified Stock Option Agreement entered into between the Parties, dated as of April 5, 2002 and the Non-Qualified Stock Option Agreement entered into between the Parties, dated as of April 25, 2003;
(C) under the Key Employee Stock Purchase Agreement between the Parties, dated as of July 25, 2002 and related Secured Promissory Note and Security Agreement;
(D) to indemnification, if any, under the applicable corporate law, the by-laws or certificate of incorporation of the Company, or as an insured under any director's and officer's liability insurance policy now or previously in force;
(E) under any "pension plan" (within the meaning of Section 3(2) of ERISA), and
(F) for claims for reimbursement of unreimbursed business expenses incurred prior to the date hereof pursuant to Section 2(b) of the Separation Agreement.

2. No Admissions. The Employee acknowledges and agrees that this General Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

3. Application to All Forms of Relief. This General Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney's fees and expenses.

4. Specific Waiver. The Employee specifically acknowledges that her acceptance of the terms of this General Release is, among other things, a specific waiver of her rights, claims and causes of action under Title VII, Age Discrimination in Employment Act, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive.

5. Revocation. The Employee shall have a period of 21 days following the Termination Date to consider whether to execute this General Release. If the Employee accepts the terms hereof and executes this General Release prior to the expiration of such 21-day period, she may thereafter, for a period of 7 days following (and not including) the date of execution, revoke this General Release. If no such revocation occurs, this General Release shall become irrevocable in its entirety, and binding and enforceable against the Employee, on the day next following the day on which the foregoing seven-day period has elapsed. This General Release shall be void if executed earlier than the close of business on the Termination Date.

6. No Complaints or Other Claims. The Employee acknowledges and agrees that she has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

7. Governing Law. Except for issues or matters as to which federal law is applicable, this General Release shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

IN WITNESS WHEREOF, this General Release has been signed by or on behalf of each of the parties, all as of the date first above written.



                                        IPC Acquisition Corp.




/s/  STEFANIE SOVAK                     /s/ JOHN MCSHERRY
-------------------------------         -------------------------------
Stefanie Sovak                          By: John McSherry
                                        Its: General Counsel, Secretary



Dated:  July 25, 2003                   Dated:  July 25, 2003
        -----------------------                 -----------------------




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